UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

DIAL GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West 42nd Street New York, NY 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item	1.01 Entry into a Material Definitive Agreement.

The information in Item 5.02(c)(3) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(3) Employment Agreements for Co-Chief Executive Officers. On December 20, 2011, Dial Global, Inc. (the “Company”) entered into an employment agreement with each of its three Co-Chief Executive Officers, (i) Spencer L. Brown (the “Brown Employment Agreement”), (ii) David M. Landau (the “Landau Employment Agreement”) and (iii) Kenneth C. Williams (the “Williams Employment Agreement”; together with the Brown Employment Agreement and the Williams Employment Agreement, the “Co-CEO Employment Agreements”). Each of the Co-CEO Employment Agreements is the same, with the exception of the non-competition provision for Mr. Williams who is an employee in California. Accordingly, all three Co-CEO Employment Agreements are summarized together in this report.

Pursuant to the Co-CEO Employment Agreements, each of Messrs. Brown, Landau and Williams (each referred to herein as a “Co-CEO”) will continue to serve as a Co-Chief Executive Officer with an initial employment term of four years (subject to automatic two-year renewal periods, unless either the Company or such Co-CEO, respectively, provides written notice of its or his election not to renew at least 180 days prior to the end of the applicable period), with such employment period being deemed to have started on October 21, 2011 (the date that Triton Media Group, LLC acquired a controlling interest in the Company’s voting securities), at an annual base salary of $600,000, subject to increase by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company. Each Co-CEO will receive a bonus of $250,000 for the fiscal year ending December 31, 2011 and is eligible for annual discretionary bonuses in future years (and portions of future fiscal years), the targets of which will be equal to at least 50% of his then-current base salary, provided that such Co-CEO during such fiscal year has not: (i) been terminated for “cause” (as defined in the Co-CEO Employment Agreements), (ii) resigned without “good reason” (as defined in the Co-CEO Employment Agreements) or (iii) elected in writing not to renew his employment term.

If such Co-CEO’s employment with the Company terminates upon the termination of his employment without “cause,” his resignation with “good reason” or the Company’s written election not to renew his employment period, such Co-CEO is eligible for (i) the continued payment of his base salary and participation in benefit programs (other than bonus and incentive compensation plans) for twenty-four (24) months, (ii) his accrued and unpaid base salary, (iii) unreimbursed business expenses, (iv) benefits payable to senior executives under the Company’s employee benefit plans upon a termination of employment, (v) fully earned but unpaid annual bonus in respect of any completed fiscal year which ended prior to the date of termination and (vi) a pro rata portion of the actual performance bonus that would have been paid to such Co- CEO (as determined by the Compensation Committee) for the fiscal year in which the termination occurs. The payment of the benefits set forth in clauses (i) and (vi) above are contingent on such Co-CEO executing a fully effective waiver and general release substantially in the form attached as Exhibit C to the Co-CEO Employment Agreements. Each Co-CEO is also entitled to receive a car and parking allowance of $1,250 per month and a country club allowance of $15,000 per year.

In the event that any parachute payment (within the meaning of Section 280G(b)(2) of the Code) to a Co-CEO would be subject to the excise tax imposed by Section 4099 of the Code, such Co-CEO is entitled to receive an additional payment equal to the lesser of (i) all such excise taxes (together with interest and penalties thereon) imposed on such parachute payment, plus any income taxes, interest and penalties thereon, and (ii) $500,000.

The Co-CEO Employment Agreements further provide that the Company will enter into a stock option agreement (collectively, the “Co-CEO Option Agreements”) with each such Co-CEO. The effectiveness of the grants under each Co-CEO Option Agreement will be subject to: (i) the preparation and filing with the SEC of a definitive information statement under Schedule 14(C) of the Exchange Act regarding the Company’s proposed 2011 Stock Option Plan (the “Proposed Option Plan”), (ii) the mailing of such definitive information statement to the Company’s stockholders and (iii) the passage of twenty (20) calendar days from the date of the mailing of such information statement to such stockholders. Pursuant to the Co-CEO Option Agreements, the Company will award each Co-CEO options to purchase 1,637,125 shares of the Company’s Class A common stock, with such options to be issued under the Proposed Option Plan. Upon a “change in control,” all of the Co-CEOs’ outstanding stock options would become fully vested and immediately exercisable in accordance with the terms and conditions of the Co-CEO Option Agreements.

The Co-CEO Employment Agreements also provide that the Company will nominate, and use its reasonable efforts to cause the election of, either Mr. Brown or one of the other Co-CEOs serving at such time to serve as a member of the Board (such nominee, the “CEO Board Member”). The CEO Board Member will be chosen during any given election period by a majority of the Co-CEOs then serving or, if no majority decision can be reached by such Co-CEOs, by the Board.

The foregoing description of the Co-CEO Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Brown Employment Agreement, Landau Employment Agreement and Williams Employment Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and the Co-CEO Option Agreements, the forms of which are attached as Exhibit B to the Co-CEO Employment Agreements. Each of the foregoing is incorporated by reference herein in its entirety.

(e) The information in Item 5.02(c)(3) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

On December 19, 2011, the Board approved the adoption of the Proposed Option Plan. The purpose of the Proposed Option Plan is to furnish a material incentive to employees, officers of the Company or its affiliates, consultants and directors of the Company by making available to them the benefits of common stock ownership in the Company through stock options. The Company may grant stock options that constitute “incentive stock options” (“ISOs”) within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, or stock options that do not constitute ISOs (“NSOs” and with ISOs, the “Options”). Under the Proposed Option Plan, 8,513,052 shares of the Company’s Class A common stock will be authorized for issuance upon the exercise of Options.

The Proposed Option Plan will be administered by the Compensation Committee. The Compensation Committee will be authorized to grant ISOs to officers and employees of the Company and NSOs to employees, officers, directors and consultants of the Company. The Compensation Committee will also be authorized to interpret the Proposed Option Plan, prescribe option agreements and make all other determinations that it deems necessary or desirable for the administration of the Proposed Option Plan.

The Proposed Option Plan has been approved by a majority of the outstanding voting shares of the common stock of the Company by written consent. On December 21, 2011 the Company filed a Preliminary Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934, in accordance with the Company’s obligation to notify shareholders of the action by written consent taken by the majority of voting shares of the Company’s common stock. The adoption and approval of the Proposed Option Plan will not be complete until a definitive information statement under Schedule 14(c) of the Securities Exchange Act of 1934, as amended, regarding the Proposed Option Plan has been filed with the Securities and Exchange Commission and mailed to the Company’s shareholders and the passage of twenty calendar days from the date of the mailing of such information statement to such stockholders.

Section 9 Financial Statements and Exhibits

Item	9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 20, 2011, by and between Dial Global, Inc. and Spencer L. Brown.

10.2	Employment Agreement, dated as of December 20, 2011, by and between Dial Global, Inc. and David M. Landau.

10.3	Employment Agreement, dated as of December 20, 2011, by and between Dial Global, Inc. and Kenneth C. Williams.

10.4	Form of Stock Option Agreement for the Dial Global, Inc. 2011 Stock Option Plan.

10.5

Dial Global, Inc. 2011 Stock Option Plan (incorporated by reference to the Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, filed with the SEC on December 21, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAL GLOBAL, INC.

Date: December 21, 2011	By:	/s/ David Hillman
Name David Hillman
Title: Executive Vice President